UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                                       May 13, 2005

Acusphere, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50405	04-3208947
(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 648-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On May 13, 2005, Acusphere, Inc. (the “Company”) entered into a Contract Work Authorization (Form 1) Release No. 6 for Engineering and Construction Management Services with Parsons Commercial Technology Inc. (“Parsons”).  The work authorization represents an extension of the Company’s previously announced agreements with Parsons, covering the period ending on May 15, 2005, and authorizes Parsons to continue to perform on behalf of the Company certain engineering, design and construction management services in connection with the build-out of the Company’s commercial manufacturing facility in Tewksbury, Massachusetts for the period ending June 15, 2005.  The total incremental increase in value of these agreements, as extended, is $3,921,337.  A copy of the Contract Work Authorization is furnished as Exhibit 10.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is furnished as part of this report, where indicated:

(c)  Exhibits.

Exhibit No.	Description

10.1	Contract Work Authorization (Form 1) Release No. 6 for Engineering and Construction Management Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: May 17, 2005	By:	/s/	John F. Thero
		Name:	John F. Thero
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Contract Work Authorization (Form 1) Release No. 6 for Engineering and Construction Management Services